STRATEGIC GAMING INVESTMENTS, INC.


                      NOTE AND WARRANT PURCHASE AGREEMENT


                               JANUARY 11, 2006

NOTE AND WARRANT
PURCHASE AGREEMENT


      This Note and Warrant Purchase Agreement (the "Agreement") is made as of the 11th day of January, 2007 by and between Strategic Gaming Investments, Inc. (the "Company"), and the purchasers, who currently include VC Partners, LLC
("VCP"), Greg Woods and Steve Romania and such other purchasers who subsequently agree to be bound by the terms of this Agreement by executing this document and are then listed on listed on Exhibit A-Schedule of Purchasers attached hereto, which Schedule shall be amended as necessary (collectively the "Purchasers").

RECITALS

      a. The Company desires to issue and sell and the Purchasers desire to purchase Senior Convertible Notes, executed simultaneously herewith (with respect to the Initial Investment (defined herein)) (the "Note") and Warrants, executed simultaneously herewith (with respect to the Initial Investment) (the "Warrants"). The Notes and Warrants executed in conjunction with Subsequent Investments (defined herein), if any, shall be substantially the same as those executed with respect to the Initial Investment, and shall be referred to herein as the same. The Note, the Warrants and the equity securities issuable upon conversion or exercise thereof are collectively referred to herein as the "Securities".

      b.    The Purchasers have already advanced to the Company $60,000.

            Specifically, subject to the terms and conditions detailed in this Agreement, Purchasers, would make (i) an Initial investment of $120,000 (including the $60,000 referred to in (b) above), and
	    (ii) Subsequent Investment(s) of up to $990,000; comprised of Notes bearing up to a total face amount of US$1,100,000 at a conversion price of $0.40 per share; and Warrants to purchase shares of common stock of the Company ("Shares") at an exercise price of $0.40 per share. The Warrants shall be exercisable for a period of ten (10) years.

AGREEMENT

      In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

      1.    PURCHASE AND SALE OF NOTE AND WARRANTS.

            (a) SALE AND ISSUANCE OF NOTE AND WARRANTS. Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase at Closing (as defined below) and the Company agrees to sell and issue to such Purchasers,
(i) Notes in the principal amount specified with respect to each such Purchaser on Exhibit A and (ii) Warrants to purchase the number of Shares specified in Exhibit A ("Shares"). The purchase price of each Note shall be equal to 100% of the principal amount of such Note and the exercise price of each Warrant shall be $0.40 per share. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Note and Warrants to each of the Purchasers are separate sales.

            (b)   ADDITIONAL TERMS.

                  (i) ADDITIONAL AGREEMENTS. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement (which shall include demand registration rights with respect to all Shares held by Purchasers (issued and issuable upon conversion of the Notes and exercise of the Warrants)), Security Agreement, Note and Warrants which are executed concurrently herewith and are an integral part of this transaction (collectively, the "Transaction Documents"). The Company agrees to execute each of the Transaction Documents, in a form substancially similar to the forms exhibited hereto.

                  (iii) INITIAL INVESTMENT. Within 3 business days of the execution of this Agreement, Purchasers shall make an initial aggregate purchase of Notes bearing a face amount of sixty thousand dollars (US$60,000) (together with the Warrants). This amount, plus the $60,000 already advanced to the company, for a total of $120,000, shall comprise the "Initial Investment". The principal amount of Notes and the number of Shares issuable with respect to the Warrants to be issued with respect to each such Purchaser is detailed on Exhibit A.

                  (iv) SUBSEQUENT INVESTMENT. For a period of three years from the date hereof, at the sole option of the VCP and with no obligation whatsoever to do so, VCP shall have the right to make subsequent investments (each a "Subsequent Investment") in the Company in the form of the purchase of additional Notes of up to nine hundred ninety thousand dollars (US$990,000) and Warrants to purchase Shares in such number and at such exercise prices as indicated on the Warrant Schedule, which warrants shall be exercisable for a period of ten years. The terms of the Notes shall be the same as applicable to the Initial Investment and the Note issuable with respect to such investment shall be in the form as attached hereto as Exhibit B. The terms of the Warrants shall be the same as applicable to the Initial Investment and the Warrant issuable with respect to such investment shall be in the form as attached hereto as Exhibit C. The principal amount of any such Notes purchased shall equal the amount invested and the number of Warrants to be issued and the exercise price of such warrants for such amount invested shall be $0.40 per share. With respect to any Subsequent Investment, VCP shall have the right to assign its option to make any such Subsequent Investment to another purchaser, which purchaser shall execute a copy of this Agreement that shall include such purchaser's name and address on Schedule A hereto. Such purchaser shall then be considered a "Purchaser" for the purpose of this Agreement and the other agreements contemplated hereby. Any such assignment by VCP shall only apply to such Purchaser for the particular Subsequent Investment, and VCP shall retain the right to make additional Subsequent Investments until the earlier of three years from the date hereof, or the date upon which the total amount of Subsequent Investments equals $990,000.

For example, assuming that if VCP assigns the right to make Subsequent Investments to two different Purchasers to make Subsequent Investments in the amount of $50,000 and $25,000 respectively, then the Purchaser investing $50,000 would pay $50,000 to the Company in exchange for a Note in the principal amount of $50,000 and Warrants to purchase 50,000 Shares with an exercise price of $.040 per share; and the Purchaser investing $25,000 would pay $25,000 to the Company in exchange for a Note in the principal amount of $25,000 and Warrants to purchase 25,000 Shares with an exercise price of $0.40 per share.

                  (vi)  WARRANTS.  As  part  of  the  Initial  Investment,  the
Company shall issue Warrants to purchase Shares to the Purchasers as specified on Schedule A. The Warrants issued to Purchasers by Company with respect to each investment of the Subsequent Investment shall be exercisable at $0.40 per share for a term of ten (10) years.

                  (vii) ESCROW. Within five business days following the full execution of this Agreement and Closing of any Subsequent Investment, the Parties shall deposit with an escrow agent to be selected by the Purchasers ("Escrow Agent") fully executed copies of this Agreement, the Registration Rights Agreement, the Note and the Warrants and (b) at least 24 hours prior to the Closing, each Purchaser shall deposit the Purchase Price indicated following such Purchaser's name on Exhibit A. At the Closing, the Escrow Agent shall deliver copies of this Agreement and the Registration Rights Agreement to both parties, the Note and Warrants to the Purchasers and the Purchase Price to the Company.

                  (viii) NOTE TERMS. The Note, with interest, shall be repaid in full by the Company in accordance with the terms thereof.

                  (ix) CONFIDENTIALITY. Each party shall (and shall cause its affiliates, employees and representatives to) hold in strict confidence the contents and terms of this Agreement, the fact that discussions concerning the proposed transaction are taking place and any due diligence material(s) received pursuant to, or in furtherance of, this Agreement; provided, however, it is expressly agreed by the parties that the Company has an affirmative obligation under the Securities Exchange Act of 1934, as amended, to file the transaction documents, relating to any investment by a Purchaser, with the Securities and Exchange Commission.

            (c) CLOSING; DELIVERY. The Closing with respect to the Initial Investment shall occur within three days of the execution of this Agreement. The purchase and sale of the Note and Warrants shall take place at the date, time and location selected by the Purchasers on Closing Date (which time and place are designated as the "Closing"). The parties shall reasonably agree as to the time and place for Closings with respect to any Subsequent Investments. At each Closing, the Escrow Agent shall deliver to the Purchasers the Note purchased by the Purchaser and the Warrants to be issued to the Purchasers in such Closing and the Escrow Agent shall deliver the Purchase Price (less any agreed deductions) by wire transfer to the Company's designated bank account. The Parties hereto may agree to forgo the use of the Escrow Agent.

      2. NOTE PURCHASE AND OTHER AGREEMENTS. The Purchasers understand and agree that the issuance of Shares upon the conversion of the Note and exercise of the Warrants for Shares may necessitate the execution by the Purchasers, Company and certain other parties of certain agreements relating to the purchase and sale of such securities as well as registration and voting rights, if any, relating to such equity securities and the parties each agree to negotiate in good faith with respect to reaching mutually agreeable terms and provisions thereof.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

            (b)   AUTHORIZATION.    All  action on the part of the Company, its
officers, management, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the authorization, sale, issuance and delivery of the Securities, and the performance of all obligations of the Company hereunder and thereunder has been or will be taken prior to Closing, except as described in Section 2 and approvals required in connection with any amendments to the Company's certificate of incorporation that may be necessary in order to provide for the conversion or exercise rights of the Securities.

            (c) VALIDITY. This Agreement, the Note and the Warrants, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (c) WARRANTS AND SHARES. The Warrants and equity securities issuable upon the conversion of the Note and exercise of the Warrant will be validly issued, fully paid and nonassessable, will be free of all liens and encumbrances and will not be subject to any preemptive rights, rights of first refusal or redemption rights. Upon conversion of the Note and/or exercise of the Warrants, the Purchasers will receive good and valid title to such equity securities free and clear of all liens and encumbrances. Neither the execution, delivery or performance by the Company of this Agreement nor the issuance of the Note, Warrants or the Shares issuable upon the conversion of the Note or exercise of the Warrants, or either of them, will give rise to or result in (with or without notice, lapse of time, or both) any anti-dilution adjustment, acceleration of vesting or other change under or to any option.

            (d) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for any amendments to the Company's certificate of incorporation or by-laws that may be necessary in order to provide for the conversion or exercise rights of the Securities.

            (e) PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"), pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Purchasers of the Securities shall be "accredited investors" as such term is defined under Rule 501(a) of the Securities Act.

             (f)  LITIGATION.   Excluding the matter entitled MARK NEWBURG  AND
ARNOLD GALASSI V. CRAZYGRAZER.COM, LLC, A NEVADA LIMITED LIABILITY COMPANY, LEFT RIGHT MARKETING TECHNOLOGY, INC., A DELAWARE CORPORATION, HALL COMMUNICATIONS, INC., A NEVADA CORPORATION; CASE NO, A500824, DISTRICT COURT, CLARK COUNTY, NEVADA, There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the
Company or any of its subsidiaries that questions the validity of this Agreement, the Note or the Warrants or the right of the Company to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

            (g) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provisions of its certificate of incorporation or by-laws. The Company is not in violation of or default under any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statutes, rules or regulations applicable to the Company, where such violation would have a material adverse effect on the Company. The execution, delivery and performance of this Agreement, the Note and the Warrants and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

            (h)   EQUITY INTERESTS AND RELATED MATTERS.

As of the Closing, the Company will not have outstanding any securities convertible or exchangeable for any Shares (or any preferred or other class of stock of the Company) or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase any Shares or securities convertible into or exchangeable for any Shares or any appreciation rights, except for the Warrants contemplated hereby.

            (i) There are no statutory rights or rights of refusal with respect to the issuance of the Note or Warrants hereunder or the issuance of the equity securities upon exercise of the Warrants. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its Shares, and, the offer, sale and issuance of the Note and Warrants hereunder does not require registration under the Securities Act or any applicable state securities laws. There are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's Shares or with respect to any other material aspect of the Company's affairs.

      4.    REPRESENTATIONS  AND WARRANTIES OF THE PURCHASERS.   Each Purchaser
hereby represents and warrants to the Company that:

            (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be acquired by each Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

            (b) KNOWLEDGE. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.

            (c) RESTRICTED SECURITIES. The Purchasers understand that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchasers' representations as expressed herein. The Purchasers understand that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchasers must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchasers acknowledge that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement with respect to Registrable Securities (as defined therein). The Purchasers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchasers' control, and which the Company is under no obligation and may not be able to satisfy.

            (d)   LEGENDS.   The Purchasers understand that the Securities, and
any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                  (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

                 (iii) Any legend  required  by  the  agreements referred to in
Section 2.

            (e) ACCREDITED INVESTOR. The Purchasers are accredited investors as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

            (f) FOREIGN INVESTORS. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser's jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a "10 percent owner" as defined in Section 871 (h) of the Internal Revenue Code of 1986, as amended.

      5. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

            (a) REPRESENTATIONS AND WARRANTIES; NO MATERIAL ADVERSE CHANGE. The representations and warranties of the Company contained in Section 3 shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing. There shall have been no material adverse change in the Company's operations, prospects or financial condition during the period between the
funding  of  the  Initial  Investment  and  each  Closing   of  the  Subsequent
Investment.

            (b) QUALIFICATIONS AND CONSENTS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state, and all consents, if any, of other third parties that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of each Closing.

            (c) PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

            (d) OTHER AGREEMENTS. The Company shall have executed the Note, the Warrant, the Registration Rights Agreement (in the form as attached as Exhibit E) and the Security Agreement (in the form as attached as Exhibit F).

      6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            (b) QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of each Closing.

            (c) PERFORMANCE. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing.

      7.    COVENANTS.   The  Company must seek approval of the Purchasers  for
the Company's budget and the Company may not, without the consent of the Purchasers, which consent shall not be unreasonably withheld:

      (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any debt (other than trade debt for less than $10,000), (b) any notes or debt securities containing equity features, (c) any additional Shares, (d) any class of equity or convertible security senior or pari passu to the Purchaser's Shares (including any interests issuable on the conversion of the Notes);

      (ii)  make any expenditure in excess of $25,000;

      (iii) amend its certificate of incorporation or by-laws;

      (iv) sell or ease any of its assets, except in the ordinary course of business;

      (v)   modify any executive salaries or benefits;

      (vi) appoint any new members of senior management or discharge any current member of senior managment;

      (vii) enter into any transactions (including loans) with any officer, manager or shareholders of the Company;

      (viii)make  additions  to  the board of directors  of  the  Company  (the
	    "Board");

      (ix)  alter or amend the budget or operating plans for the Company;

      (x) make any acqusitions of other companies (excluding Neolink Wireless Content, Inc.) or assets or divestitures of any Company assets; and

      (xi)  adopt or amend any employee benefits plans.

Approval required by Puchasers hereunder shall be deemed granted upon the written consent from at least 51% of the Purchasers as measured by face value of the Notes originally purchased. The provisions of this paragraph 7 shall be null and void at such time that the Company has fully repaid all outstanding amounts under the Notes and the Company has received at least $2 million in cash financing from one or more transactions not contemplated by this Agreement or the agreements related hereto. If no Notes are outstanding, but approval of the Purchasers is required under this paragraph 7, then for the purposes of this Paragraph, VMG shall be deemed to hold at least 51% of the Notes.

      8. BOARD PARTICIPATION. Effective the date of hereof, the Company shall appoint and maintain four designated representatives of the Purchasers ("Designated Representatives") on its board of directors (the "Board"). The Company shall give the Designated Representatives notice of each meeting of its board of directors and each sub-committee thereof at least three (3) days prior to the date of such meeting, and the Company shall permit the Designated Representatives to attend such meeting. If the Company proposes to take any action by written consent in lieu of a meeting of its Board or of any sub-
committee thereof, the Company shall give written notice thereof to the Designated Representatives prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. In addition to the Designated Representatives' normal rights as a member of the Board, the Designated Representatives shall possess an absolute right to veto any actions of the committee which are directed at approving any actions which are proscribed pursuant to par. 7, above. The Company shall pay the reasonable out-of-pocket expenses incurred by the Designated Representatives in connection with attending committee meetings, to the extent the Company pays same for the members of its Board. Prior to the time that the Company secures directors and officers' insurance in such form and amounts satisfactory to Holders, the Designated Representatives, at the option of the Holders (which option they may elect to end at any time), shall not be members of the Board, but instead be non-voting observers to the Board, with all attendance, notice and informational rights of members of the Board and as otherwise stated herein (as if they were members of the board at such time). At such time that the Company has received at least $2 million in cash financing from one or more transactions not contemplated by this Agreement or the agreements related hereto, the number of Designated Representative shall be reduced to two (2).

      9. OPERATING BUDGETS; OUTSIDE FINANCIAL REVIEW; AUDITS. The Company shall cause to be prepared and delivered to the Purchasers annual operating budgets not later than 30 days prior to the commencement of each fiscal year, which budgets are subject to Purchasers approval. Within 15 days of the Closing date, the Company shall appoint, at its expense, an accounting firm acceptable to the Purchasers which shall be retained by the Company to (a) review its operating and financial statements on a monthly basis and provide monthly reports to the Purchasers; (b) comparisons to the Company's operating budgets and (c) audit the Company's annual financial statements. The Company's senior management shall provide such accounting firm with all data required by it to perform its work and to deliver its monthly reports within 15 days of the end of each calendar month and to complete its annual audit within 90 days of the end of each fiscal year.

      10. PREEMPTIVE RIGHTS. The Purchasers shall have the pre-emptive right to purchase their pro-rata portion of any new offering or issuance of the Company's securities in order to maintain Purchasers' percentage ownership of the Company's capital (on a fully diluted as converted basis). Notwithstanding the foregoing, such preemptive rights shall not apply to the securities ("Excluded Interests") issued to effect any equity split or dividend by the Company.

      11. ANTI-DILUTION PROVISIONS. If and whenever the Company issues or sells any Shares (including any options or warrants to purchase Shares and/or securities convertible into Shares other than Excluded Interests), for a consideration per Share less than $0.40 ("Original Issue Price"), as such amount is proportionately adjusted for splits, combinations, dividends and recapitalizations affecting the Company's Shares after the Date of Issuance (the "Reduced Issue Price"), then immediately upon such issue or sale or deemed issue or sale, the Purchaser shall be issued such number of additional Shares according to the following formula: fully diluted number of Shares held by Purchasers (or convertible into or purchasable under the Warrants) multiplied by the following: (i) the Original Issue Price; divided by (ii) the Reduced Issue Price. Notwithstanding the other terms of this Paragraph 11, the Original Issue Price shall not be reduced as a result of any issuance or exercise of options, warrants or restricted shares to employees, directors, consultants or advisors to the Company (or any subsidiary) pursuant to the terms of any compensation plan or arrangement approved by the Board of Directors of the Company, or the issuance of 1,000,000 shares of common stock in connection with the contemplated Merger and Share Exchange Agreement by and between the Company and Neolink Wireless Content, Inc., a Nevada corporation.

      12.   RESERVED

      13.   MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            (b) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

            (c)   COUNTERPARTS.   This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            (d) TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            (e) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

            (f) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers. Any amendment or waiver effected in accordance with this Section 13(f) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

            (g) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

            (h) ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between or among the parties hereto are expressly canceled.

            (i) ATTORNEYS' FEES AND EXPENSES. In the event any action shall be brought by any party to enforce any provision of this Agreement or any other agreements entered into in connection with this agreement, the prevailing party shall be entitled to recover all of its costs and expenses incurred in connection with such action, including but not limited to reasonable attorneys' fees.

            (j) EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

      The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.


COMPANY:


Strategic Gaming Investments, Inc.

By:_______________________________

Name:_____________________________

Title:____________________________

Address:__________________________

Facsimile Number:_________________


PURCHASERS:


VC PARTNERS, LLC

By:_______________________________

Name:_____________________________

Title:____________________________


GREG WOODS

By:_______________________________

Name: Greg Woods


STEVE ROMANIA

By:_______________________________

Name: Steve Romania


                                   EXHIBIT A
                            SCHEDULE OF PURCHASERS


INITIAL INVESTMENT:
Name and Address        Face Amount Notes       Warrants Shares      Exercise Price
----------------------	-----------------	---------------	     -------------

VC Partners, LLC        $60,000			60,000 		     $0.40/share
(a Nevada company)
6370 Annie Oakley Drive
Las Vegas, NV 89120


Greg Woods              $30,000			30,000		     $0.40/share
2364 Parkview Drive
Eugene, OR  97408


Steve Romania           $30,000			30,000		     $0.40/share
1645 Williamsburg Way
Eugene, OR 97401



SUBSEQUENT INVESTMENTS:

Name and Address        Face Amount Notes	Warrants Shares      Exercise Price
----------------------	-----------------	---------------	     --------------


                           EXHIBIT B - FORM OF NOTE

THIS SECURED CONVERTIBLE PROMISSORY NOTE ("NOTE" OR "SECURITIES") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS, OR ANY AREA SUBJECT TO ITS JURISDICTION, OR TO ANY CITIZEN OR RESIDENT OF THE UNITED STATES OR ANY STATE, TERRITORY, OR POSSESSION THEREOF, INCLUDING ANY ESTATE OF SUCH PERSON OR ANY COMPANY, PARTNERSHIP, TRUST, OR OTHER ENTITY CREATED OR EXISTING UNDER THE LAWS THEREOF, UNTIL ONE YEAR AFTER THE CLOSING OF THE OFFERING IN WHICH THE HOLDER PURCHASED THE SECURITIES, AND THEREAFTER MAY NOT BE SO TRANSFERRED ABSENT AN EFFECTIVE REGISTRATION UNDER THE ACT, COMPLIANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER AS DESCRIBED HEREIN.


                      STRATEGIC GAMING INVESTMENTS, INC.

                     SECURED CONVERTIBLE PROMISSORY NOTE

			    _____________________
		    	      Las Vegas, Nevada

For value received, Strategic Gaming Investments, Inc., a Delaware corporation (the "Company"), hereby promises to pay to ____________, the registered holder hereof and its authorized successors and permitted assigns, the ("Holder"), the principal amount of _________________ with simple interest thereon at the rate of eight percent (8.0%) per annum on the unpaid balance of the principal sum on or before the Maturity Date (defined below). The Company shall make payment at such place as the Holder indicates in Section 17 herein. All principal and interest shall be payable, as provided for herein, in immediately available funds in lawful money of the United States of America. The principal amount of this secured convertible promissory note (the "Note") is convertible into common stock of the Company (the "Common Stock") as more fully set forth herein.

1.    LOAN AMOUNT.

The principal of the Note is in an amount of _________________ and is issued to Holder.

2.    MATURITY DATE; PREPAYMENT; LIQUIDATION PREFERENCE.

      2.1 MATURITY DATE. The Note shall mature on the third (3rd) anniversary date of issuance (the "Maturity Date"), or such later date as agreed to in writing by Holder. Holder agrees that it shall approve any such request if a majority of the holders of the notes issued pursuant to that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") between the Company, Holder and the holders of such other notes (individually, the "Other Holders" and together with the Holder, the "Note Holders") agree in writing to grant such request. For the purposes of calculating a majority for the Note Holders, the majority shall be deemed achieved if consent is granted by those holding a majority of the principal amount of the then outstanding notes issued pursuant to the Purchase Agreement.

      2.2 PREPAYMENT. Upon providing thirty (30) days advance written notice to Holder, and subject to the majority written approval of the Holders, the Company may, at any time, prepay the outstanding principal and accrued interest evidenced by this Note, in whole or in part, without penalty or premium, by paying to Holder, by check in immediately available federal funds, the amount of such prepayment. In the event that the Company elects to pre-pay this Note, such prepayment amount shall be 125% of the outstanding principal and accrued interest evidenced by this Note. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal.

      2.3 LIQUIDATION PREFERENCE. In the event of a sale of all or substantially all of the assets of Company, Company shall repay Holder in full, with interest thereon as provided for herein, from the proceeds of such sale, prior to the payment of any other debts, liabilities or otherwise of Company.

3.    INTEREST PAYMENTS.

Simple interest shall accrue monthly on the Note at the rate of eight percent (8.0%) per annum. Annual interest payments shall be made to Holder by 5:00 p.m. PDT on the first, second and third anniversary dates of the Note via check at the address listed in Section 16 herein. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the remaining balance shall be applied to the payment of principal. Accrued interest shall be computed on the basis of a 360 day year, based on the actual number of days elapsed. All interest shall be paid in the form of cash.

4.    VOLUNTARY CONVERSION.

      4.1. The outstanding principal on this Note may at any time prior to repayment (whether or not the Holder has received a notice of the Company's intent to pre-pay pursuant to Section 2.2, so long as such prepayment has not been received by Holder), at the sole discretion of each Holder, be converted (in full or in part, at any time) into fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company at the rate of $0.40 per share (the "Conversion Rate"). The number of Shares into which the Holder is entitled to convert this Note is hereinafter referred to as the "Conversion Shares". If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek member approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. Such conversion shall be effectuated, by the Company delivering the Conversion Shares to the Holder within thirty (30) days of receipt by the Company of the Notice of Conversion. Once the Holder has received such Conversion Shares, the Holder shall surrender the Notes to be converted to the Company, executed by the Holder of this Note evidencing such Holder's intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank. If the Company shall fail to deliver the Conversion Shares to the Holder within such thirty (30) day period, the Conversion Rate shall be automatically reduced by twenty-five percent (25%).

5.    MECHANICS OF CONVERSION.

Commencing on the date of issuance, the Holder may at any time prior to 5:00 p.m. PDT on the Maturity Date, convert the principal amount of this Note, or any portion thereof, into fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company at the Conversion Rate. Such conversion shall be effected by the surrender of this Note at the principal office of the Company (or such other office or agency of the Company as may be designated from time to time by written notice to the Holder) at any time during usual business hours, together with notice in writing that the Holder wishes to convert all, or a portion, of the principal amount of this Note, which notice shall also state the name(s) (with addresses) and denominations in which the certificate(s) for Common Stock shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which this Note shall have been surrendered and such notice shall have been received, and at such time (the "Conversion Date") the rights of the Holder with respect to the principal amount of the Note converted shall cease and the person(s) in whose name(s) any certificate(s) for Common Stock are to be issued upon such conversion shall be deemed to have become the Holder or Holder of record of the shares of Common Stock represented by such certificate(s). No fractional shares of common stock shall be issued to Holder upon the conversion of the Note. The Company shall round up all note conversion calculations to the nearest whole share. As soon as practicable (but in no event more than thirty (30) calendar days following the Conversion Date), the Company shall deliver to the Holder, certificates representing the number of shares of Common Stock issuable upon such conversion registered in such name or names and such denomination or denominations as the Holder shall have specified. The Company shall also make payment to the Holder, in the form of cash, all accrued and outstanding interest due and payable as of the Conversion Date, calculated in the manner set forth in Section 3 hereof. In each case of conversion of this Note in part, the Company shall receive and hold this Note as a fiduciary agent of the Holder, and shall reissue the Note as of the Conversion Date in the amount represented by the remaining principal outstanding. Upon issuance of the new note, the original note shall be deemed null and void and of no legal effect.

6.    DEFAULT.

The  Company  shall  be deemed in default if any of the following events occur:
(a) the Company fails to pay all outstanding principal and accrued interest relating to the Note when due; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Company's property, or ordering the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; (c) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Company; (d) default in the obligation of the Company for borrowed money, other than this Note, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of the Company under any note, indenture, contract, or agreement; (e) any representation or statement made or furnished to Holder by the Company or on the Company's behalf is false or misleading in any material respect; (f) any levy, seizure, attachment, lien, or encumbrance of or on the Company's property, other than those existing as of the date hereof, which is not discharged by the Company within twenty (20) days; (g) within 45 days of the date hereof, the Company fails to acquire all of the shares or assets of NeoLink Wireless Content, Inc., or the Company subsequently breaches any agreement related to such acquisition; or (h) within 20 days of the date hereof, the Company shall have repurchased no less than 2.0 million shares of Company stock from S. Matthew Shultz for an amount not to exceed ten thousand dollars.


      6.1 CURE. The Company shall be provided a period of fifteen (15) calendar days from the date of an event of default, as defined in Section 6 above, to cure a default. In the event Company fails to cure any default within such time period, including the payment of all costs and expenses provided for in this Note, Holder may immediately enforce any and all rights provided under this Note.

      6.2. EVENTS OF DEFAULT; CONSEQUENCES. In the event of the occurrence of an Event of Default (as defined in Section 6 above) the Holder may declare the entire unpaid principal balance of this Note, together with accrued interest, immediately due and payable at the place of payment, without presentment, protest, notice or demand, all of which are expressly waived by the Company.
      6.3.  NO  SETOFF,  ETC.   The  obligations  of the  Company  to  pay  the
principal  balance  and  interest  due  to  the Holder shall  be  absolute  and unconditional and the Company shall make such payment without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, setoff, recoupment, or counterclaim which the Company may have or assert against the Holder or any other person.
      6.4. WAIVER OF PRESENTMENT, ETC. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.
      6.5. COSTS OF COLLECTION. The Company shall pay all costs and expenses of collection incurred by the Holder, including reasonable attorneys' fees.

7. SECURITY. The obligation evidenced by this Note shall be senior to all other obligations of the Company other than obligations specifically approved by the Holder and other than the obligations of the holders of similar notes (the "Other Holders") purchased from the Company pursuant to that certain Note and Warrant Purchase Agreement, which obligations shall be parri pasu with this Note respecting any claim on the security of the Company. The obligation evidenced by this Note is secured by a first priority security interest in all of the assets of the Company other than liens specifically approved by the Holder and as shared on a pari passu basis with the Other Holders.

8. ANTI-DILUTION ADJUSTMENTS. The number of Shares issuable upon conversion of this Note and the Conversion Rate shall be subject to adjustment as follows:

(a) In case the Company shall (i) pay a dividend or make a distribution on its Shares in additional Shares or other securities, (ii) subdivide its
outstanding  Shares  into  a  greater  number  of  Shares,   (iii) combine  its
outstanding Shares into a smaller number of Shares or (iv) issue, by reclassification of its Shares, any other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the number of Shares issuable upon conversion of this Note immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Conversion Shares, and other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8(a) shall become effective immediately after the effective date of such event.

(b) In case the Company shall issue rights, options, warrants or convertible securities to Holder of its Shares, without any charge to such Holder, containing the right to subscribe for or purchase Shares, the number of Conversion Shares thereafter issuable upon the conversion of this Note shall be determined by multiplying the number of Conversion Shares theretofore issuable upon conversion of this Note by a fraction, of which the numerator shall be the number of Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional Shares offered for subscription or purchase, and of which the denominator shall be the number of Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or convertible securities. In the event of such adjustment, corresponding adjustments shall be made to the Conversion Rate

(c) In case the Company shall distribute to Holder of its Shares evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of Conversion Shares thereafter issuable upon the conversion of this Note shall be determined by multiplying the number of Conversion Shares theretofore issuable upon conversion of this Note by a fraction, of which the numerator shall be the then Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Market Price on such date minus the then fair value (determined as provided in subsection 8(e) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one unit. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution. In the event of any such adjustment, the number of Conversion Shares shall also be adjusted and shall be that number determined by multiplying the number of Shares issuable upon exercise before the adjustment by a fraction, the numerator of which shall be the Conversion Rate in effect immediately before the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.

(d) Whenever the number of Conversion Shares issuable upon the conversion of this Note is adjusted as provided in this Section 8, the Conversion Rate shall be adjusted by multiplying such Conversion Rate immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Conversion Shares issuable upon the conversion of this Note immediately prior to such adjustment, and the denominator of which shall be the number of Conversion Shares issuable immediately thereafter.

(e) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a Note holder shall be entitled to convert such Note into any securities of the Company other than Shares, (i) if the Note holder's right to convert is on any other basis than that available to all holders of the Company's Shares, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon conversion of a Note and the Conversion Rate of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

(f) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Conversion Shares issuable upon conversion of the Note and the Conversion Rate, to the extent the Note has not then been converted, shall, upon such expiration, be readjusted and shall thereafter be such number and such price as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only Shares issued in respect of such rights, options, warrants or conversion privileges were the Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the numbers of Conversion Shares issuable upon conversion of the Note or increasing the Conversion Rate by an amount in excess of the amount of the adjustment made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

(g) Upon any adjustment of the Conversion Rate and the number of Conversion Shares issuable upon conversion of the Note, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Conversion Rate resulting from such adjustment and the increase or decrease, if any, in the number of Shares issuable at such price upon the conversion of the Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(h) Notwithstanding anything to the contrary contained in this Note, in the event that the Company sells or issues Shares or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into Shares at a price per Share of less than Conversion Rate (the "Reduced Issue Price"), then the Conversion Rate shall automatically be reduced to equal the Reduced Issue Price. Notwithstanding the other terms of this Paragraph 8, the Original Issue Price shall not be reduced as a result of any issuance or exercise of options, warrants or restricted shares to employees, directors, consultants or advisors to the Company (or any subsidiary) pursuant to the terms of any compensation plan or arrangement approved by the Board of Directors of the Company.

9. NO VOTING RIGHTS. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter. Notwithstanding the foregoing, the Company shall mail by first class to the Holder at the address specified in
Section 17 herein, one copy of all materials forwarded to stockholders or filed with the Securities and Exchange Commission by the Company, if applicable, said mailing to be made promptly after mailing to stockholders or filing with the Securities and Exchange Commission, as the case may be.

10.   TRANSFER PROCEDURE.

The transfer of this Note is registrable by Holder in person or by an attorney duly authorized in writing on the books of the Company. Upon surrender and cancellation of this Note upon any such transfer, the Company shall issue a new note for the same aggregate principal amount to the transferee. The Company and any transfer agent may deem and treat the person in whose name this Note is registered upon the books of the Company as the absolute owner of this Note (whether or not this Note is overdue and notwithstanding any notation of ownership or other writing hereon) for all other purposes, and neither the Company nor any transfer agent shall be affected by any notice to the contrary. All payments to the registered owner shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum so paid.

11.   RESERVED.

12.   REPRESENTATIONS AND WARRANTIES OF BORROWER.

Borrower represents and warrants to the Holder with respect to the issuance of this Note as follows:

      12.1. ORGANIZATION AND STANDING.

The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing under such laws, and is authorized to exercise all of its corporate powers, rights, and privileges. The Company has the requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business of the Company as now conducted or as proposed to be conducted.

      12.2.    CORPORATE POWER.

The Company has the requisite legal and corporate power to execute and deliver this Note and to perform its obligations under this Note.

      12.3.    NO SUBSIDIARIES.

The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any other business entity. The Company is not a party to any partnership.

      12.4.   AUTHORIZATION AND ENFORCEABILITY OF THE NOTE.

All corporate action on the part of the board of directors of the Company necessary for the authorization, execution, delivery, and performance of this Note, including the reservation of shares of common stock to be issued upon the conversion of the Note, has been taken. The Note, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights.

      12.5.    COMPLIANCE WITH OTHER INSTRUMENTS.

The Company is not in, nor will the conduct of its business as proposed to be conducted result in, any violation of (a) its certificate of incorporation or bylaws, or (b) any applicable law or regulation. The execution, delivery, and performance of the Note, and the issuance of this Note, have not resulted, and will not result, in any such violation. The Company is not bound by any agreement that the Company believes materially adversely affects or, so far as the Company may now foresee, in the future may materially adversely affect any material aspect of the Company.

13.   REPRESENTATIONS AND WARRANTIES OF HOLDER.

Holder represent and warrants to the Company with respect to the issuance of this Note, and the shares of Common Stock issuable upon conversion of this Note as follows:

      13.1.      REVIEW OF DISCLOSURE MATERIALS.

Holder have reviewed this Note, its exhibits, and the Company's quarterly and annual periodic filings made pursuant to the Securities and Exchange Act of 1934, as amended.

14.   NO RECOURSE AGAINST INDIVIDUALS.

Holder shall have no recourse for the repayment of the principal of, or interest on, this Note against any past, present, or future incorporator, stockholder, officer, director, employee, agent, or attorney of the Company in the absence of an express written agreement with such person to the contrary.

15.   RESERVED.

16.   GOVERNING LAW AND VENUE.

This Note is delivered in and shall be governed by and construed in accordance with the laws of the State of Nevada without regard to any rules that would apply the law of another jurisdiction. Venue shall lie exclusively in Las Vegas, Nevada. The parties agree that their respective obligations are to be performed in Las Vegas, Nevada.

17.   NOTICES.

Any notice pursuant to this Note to be given or made by the Holder to or upon the Company shall be sufficiently made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company to the Holder) as follows:

                  If to the Company:

                  Strategic Gaming Investments, Inc.
                  2580 Anthem Village Rd.
                  Henderson, NV 89052
                  Attn: Lawrence S. Schroeder,
		  President & Chief Executive Officer

                  If to Holder:

		  ___________________________________
		  ___________________________________
		  ___________________________________
		  ___________________________________


18. REGISTER OF NOTES. The Company shall keep at its principal office (or such other place the Company reasonably designates) a register for the Notes. Each transfer of the Notes (if permitted), conversion thereof into Common Stock and payment thereunder as well as the name and address of the Holder shall be noted on the register of Notes. The register shall be made available by the Company for review by the Holder or his agent during usual business hours of the Company.

19. MODIFICATION AND WAIVER. No modification or waiver of any provision of this Note shall in any event be effective unless the same shall be in writing signed by the Holder and then such modification or waiver shall be effective only in the specific instance for the specific purpose given.

20. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original against any Party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Note shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.



IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


"HOLDER"                             	"COMPANY"

Signature:___________________________ 	Strategic Gaming Investments, Inc.,
					a Delaware corporation

Print Name:__________________________
					By:___________________________________
					   Lawrence S. Schroeder
Its:_________________________________	   President & Chief Executive Officer

                          EXHIBIT C - FORM OF WARRANT

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH WARRANTS AND SHARESMAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          WARRANT TO PURCHASE SHARES
                                      OF
                      STRATEGIC GAMING INVESTMENTS, INC.

Dated as of ___________________

HOLDER: _______________________

NUMBER OF SHARES: _____________

THIS CERTIFIES THAT, for good and valuable consideration, the above referenced holder ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from STRATEGIC GAMING INVESTMENTS, INC., A DELAWARE CORPORATION (the "Company"), at any time commencing on the date of this Warrant (the "Warrant") and ending at the close of business ten (10) years from the date of issuance, ___________ fully paid and nonassessable Shares of the Company at an exercise price of $0.40 per Share (the "Warrant Exercise Price"), subject to the adjustment provisions of Sections 5, 6 and 11 of this Warrant.

            This Warrant is issued in connection with a transaction between the Holder and the Company as more fully described in that certain Note and Warrant Purchase Agreement of even date herewith. The Shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" includes any party who acquires all or a part of this Warrant as a permitted transferee of Holder; the term "Share" means the shares of the Company's common stock.

            This Warrant is subject to the following provisions, terms and conditions:

            1.    Exercise; Transferability; Vesting.

                  (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company at any time after the original issue date of this Warrant and prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with payment of the Warrant Exercise Price for such Shares (i) in cash, by check or by wire transfer of federal funds, (ii) at the option of the Holder, in its sole and absolute discretion, on a cashless basis in exchange for other securities of the Company, or (iii) by a combination of the methods specified in clauses (a) and (b).

                  (b) This Warrant may not be sold, transferred, assigned, hypothecated or divided except as provided in Section 9 hereof.

            2. Exchange and Replacement. Subject to Sections 1 and 9 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if Holder shall be such Holder, an agreement of indemnity by such Holder in customary form shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

            3.    Issuance of the Warrant Shares.

                  (a) The Company agrees that the Warrant Shares shall be and will be deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as provided herein. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

                  (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 90 calendar days from the date the Company delivers to the Holder written notice of the availability of any registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties and agreements as maybe required solely to comply with the exemptions relied upon by the Company, or any registrations made, for the issuance of the Warrant Shares.

            4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the purchase rights evidenced by this Warrant a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

            5. Restrictions on Issuance and Transfer of Shares. Shares acquired pursuant to the exercise of this Warrant which are not registered under the Securities Act of 1933, as amended (the "Act"), shall be subject to restrictions on transfer and as required by applicable state and/or federal securities laws. Any unregistered Shares acquired by exercise of this Warrant shall bear a legend referring to the restrictions and limitations of this Section. The Company may impose stop transfer instructions to implement such restrictions and limitations.

            6. Anti-dilution Adjustments. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment as follows:

            (a) In case the Company shall (i) pay a dividend or make a distribution on its Shares or other securities, (ii) subdivide its outstanding Shares into a greater number of Shares, (iii) combine its outstanding Shares into a smaller number of Shares or (iv) issue, by reclassification of its Shares or other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares and other securities of the Company which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 6(a) shall become effective immediately after the effective date of such event.

            (b) In case the Company shall issue rights, options, warrants or convertible securities to holders of its Shares, without any charge to such holders, containing the right to subscribe for or purchase Shares, the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional Shares offered for subscription or purchase, and of which the denominator shall be the number of Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or convertible securities. In the event of such adjustment, corresponding adjustments shall be made to the Warrant Exercise Price.

            (c) In case the Company shall distribute to holders of its Shares evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the then Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Market Price on such date minus the then fair value (determined as provided in subsection 6(e) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one Share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution. In the event of any such adjustment, the number of Shares subject to the Warrant shall also be adjusted and shall be that number determined by multiplying the number of Shares issuable upon exercise before the adjustment by a fraction, the numerator of which shall be the Warrant Exercise Price in effect immediately before the adjustment and the denominator of which shall be the Warrant Exercise Price as so adjusted.

            (d) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6, the Warrant Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

            (e) In the event that at any time, as a result of an adjustment made pursuant to this Section 6, a Holder shall be entitled to purchase securities of the Company other than Shares, (i) if the Holder's right to convert is on any other basis than that available to all holders of the Company's Shares, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warant Exercise Price applicable to such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this
Section 6.

            (f) Notwithstanding anything to the contrary contained in this Warrant, in the event that the Company sells or issues Shares or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into Shares at a price per Share of less than the Warrant Exercise Price (the "Reduced Exercise Price"), then the Warrant Exercise Price shall automatically be reduced to equal the Reduced Exercise Price. Notwithstanding the other terms of this Paragraph 6, the Warrant Exercise Price shall not be reduced as a result of any issuance or exercise of options, warrants or restricted shares to employees, directors, consultants or advisors to the Company (or any subsidiary) pursuant to the terms of any compensation plan or arrangement approved by the Board of Directors of the Company.

             (g) For the purpose of this Section 6, the term "Share" shall mean (i) the securities designated as the Shares of the Company at the date of this Agreement or (ii) any other class of securities resulting from successive changes or reclassifications of such Shares. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, a Warrantholder shall become entitled to purchase any securities of the Company other than Shares, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Shares, the Company shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Warrant Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 6.


            (h) Upon any adjustment of the Warrant Exercise Price and the number of Warrant Shares subject to this Warrant, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Notwithstanding the other terms of this Paragraph 6, the Original Issue Price shall not be reduced as a result of any issuance or exercise of options, warrants or restricted shares to employees, directors, consultants or advisors to the Company (or any subsidiary) pursuant to the terms of any compensation plan or arrangement approved by the Board of Directors of the Company.

            7. Merger, Reorganization or Consolidation. In any case in which a transaction would result in a complete liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other unrelated corporation or other entity in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another unrelated corporation or other entity (all such transactions being referred to herein as a "Reorganization"), the surviving corporation or other entity shall be required to assume the Warrant or to issue substitute warrants in place thereof which substitute warrants shall provide for terms at least as favorable to the Warrantholders as contained in this Warrant and shall provide the Warrantholder the right to acquire the kind and amount of Shares and other securities and property which the Warrantholder would have owned or been entitled to receive had the Warrants been exercised immediately prior to such Reorganization.

            8. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

            9.    Notice of Transfer  of  Warrant  or  Resale  of  the  Warrant
Shares.

                  (a) The Holder, by acceptance hereof, agrees to give written notice to the Company, before transferring this Warrant or transferring any Warrant Shares, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on the Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Act, and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be reasonably required solely to comply with the exemptions relied upon by the Company or the Holder for the transfer or disposition of the Warrant or Warrant Shares.

                  (b)   If  in  the  opinion  of counsel referred  to  in  this
Section 9, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 9 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder.

            10. Fractional Shares. No fractional Shares shall be issued upon the exercise of this Warrant. All fractional shares shall be rounded up to the nearest share.

            11.   Reserved.

            12. Representations and Warranties. The Company represents and warrants to the Holder of this Warrant as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

                  (b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable; and

                  (c) The execution and delivery of this Warrant is not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the certificate of incorporation or other organizational documents of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

                  (d) Excluding (i) any employee benefit plans, duly authorized by the Board of Directors of the Company, there will be no options, warrants, subscription agreements or other rights or arrangements to acquire or issue any Share of the Company other than the Warrants issued pursuant to said Note and Warrant Purchase Agreement.

            13.   Reserved.

            14. Default Events. In the event that any of the following default events (a) through (h) specified herein occur, then the number of Warrant Shares issuable hereunder shall increase to that number which is twenty times the Warrant Shares (listed on page 1 hereto) and the Warrant Exercise Price shall be reduced to $0.001 per Share. The default events are:

      (a) the Company fails to pay all outstanding principal and accrued interest relating to the Note when due;

      (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Company under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Company's property, or ordering the winding up or liquidation of the Company's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty
      (60) consecutive days;

      (c) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Company;

      (d) default in the obligation of the Company for borrowed money, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of the Company under any note, indenture, contract, or agreement;

      (e) any representation or statement made or furnished to Holders by the Company or on the Company's behalf is false or misleading in any material respect;

      (f) any levy, seizure, attachment, lien, or encumbrance of or on the Company's property, other than those existing as of the date hereof, which is not discharged by the Company within 20 days;

      (g) within 45 days of the date hereof, the Company fails to acquire all of the shares or assets of Neolink Wireless Content, Inc., or the Company subsequently breaches any agreement related to such acquisition; or

      (h) within 20 days of the date hereof, the Company shall have repurchased no less than 2.0 million shares of Company stock from S. Matthew Shultz for an amount not to exceed ten thousand dollars.


The provisions of this paragraph 14 shall be null and void upon the Company having repaid in full all notes issued pursuant to that certain Note and Warrant Purchase Agreement executed simultaneously herewith.

            14. Notices. Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or when delivery thereof is refused. In the case of Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Company unless Holder shall notify the Company that notices and communications should be sent to a different address (or telex or facsimile number) in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by Holder.

            15.   Governing  Law.   This  Warrant  shall  be  governed  by  and
construed in accordance with the laws of the State of Nevada.

            16.   General Provisions.

                  (a)   This   Agreement   contains  the  entire  understanding
between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement.

                  (b) Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

                  (c) If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

                  (a) This Agreement may not be modified, extended, renewed or substituted without an amendment or other agreement in writing signed by the parties to this Agreement.
                  (b)     This  Agreement  may  be  executed  in  two  or  more
                        counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as the date first specified above.



                              Strategic Gaming Investments, Inc.


                              	By:_______________________________________

				Name:_____________________________________

                              	Title:____________________________________

                      STRATEGIC GAMING INVESTMENTS, INC.

                            WARRANT EXERCISE NOTICE

                 (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

            The undersigned Holder of the foregoing Warrant hereby irrevocably elects to exercise the right, represented by such Warrant, to purchase Shares of Strategic Gaming Investments, Inc. and tenders herewith payment in accordance with Section 1 of said Warrant as follows:

                      ______ Shares for CASH:  $ _______________________

            Please deliver the stock certificate to the address set forth below. In addition, if the number of Shares being purchased pursuant to this exercise is less than the all of the Shares purchasable under this Warrant, please return to such address either (1) the Warrant marked to reflect the remaining balance of Shares purchasable thereunder or (2) a newly issued Warrant in the name of the undersigned for such remaining balance of Shares purchasable thereunder.

Dated:

Name of Warrant Holder:  _____________________________________________________

Tax Identification No. or
Social Security No. of Warrant Holder:  ______________________________________


_______________________________
(Signature)

Title:_________________________


NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE WARRANT HOLDER AS IT APPEARS ON THE FIRST PAGE OF THE WARRANT OR ON A DULY EXECUTED WARRANT ASSIGNMENT.

                      STRATEGIC GAMING INVESTMENTS, INC.

                              WARRANT ASSIGNMENT

                 (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________, the
assignee,                   whose                   address                  is
__________________________________________________________,   and   whose   tax
identification or social security number is _______________________,the right represented by the foregoing Warrant to purchase ___________________Shares of STRATEGIC GAMING INVESTMENTS, INC, to which the foregoing Warrant relates and appoints ___________________ attorney to transfer said right on the books of Strategic Gaming Investments, Inc., with full power of substitution in the premises. If the number of Sharesassigned is less than all of the Shares purchasable under the Warrant, anew Warrant will be issued in the name of the undersigned for the remaining balance of the Shares purchasable thereunder.

Dated: __________________________

Name of Warrant Holder/Assignor:  _____________________________________________
                                    (Please print)

Tax Identification No. or _____________________________________________________

Social Security No. of
Warrant Holder/Assignor:  _____________________________________________________


_________________________________
(Signature)

Title:___________________________


Address of Warrant Holder/Assignor: ___________________________________________

                              	    ___________________________________________

                                    ___________________________________________





NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE WARRANT HOLDER AS IT APPEARS ON THE FIRST PAGE OF THE WARRANT OR ON A DULY EXECUTED ASSIGNMENT FORM.

EXHIBIT E - FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (the "RIGHTS AGREEMENT") is made as of ______________________, by and among Strategic Gaming Investments, Inc. (the "COMPANY"), and _________ (the "PURCHASER").

RECITALS:

      A. The Purchaser is a Purchaser of (i) the Company's 8% Senior Convertible Note ("NOTE"), which is convertible in accordance with the terms thereof into shares of the Company's Common Stock (COMMON STOCK") and (ii) certain warrants to purchase the Company's Common Stock ("WARRANTS") as more fully described in that certain Note and Warrant Purchase Agreement of even date herewith.

      B. The obligations of each of the parties to consummate the Note and Warrant Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Rights Agreement by each of the Company and the Purchaser.

AGREEMENT:

      NOW, THEREFORE, in consideration for the foregoing and the mutual promises, covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1.    Registration Rights.

            1.1 Definitions. As used in this Rights Agreement, the following terms shall have the following respective meanings:

                  (a) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, and the declaration or ordering of the effectiveness of such registration statement.

                  (b) The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (c) The term "REGISTRABLE SECURITIES" means any and all shares of
Common Stock of the Company owned by the Purchaser (i) issued or issuable pursuant to the terms of the Notes and/or Warrants and (ii) any other shares of the Company's Common Stock held by Purchaser as of the date of this Rights Agreement; provided, however, that any and all shares described herein which have been resold to the public or are registered shall cease to be Registrable Securities upon such resale and any shares as to which registration rights have terminated pursuant to Section 1.12 shall cease to be Registrable Securities upon such termination.

                  (d) The term "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (e) The term "SEC" means the United States Securities and Exchange Commission.

                  (f)   The   term   "REGISTRATION  EXPENSES"  shall  mean  all
expenses incurred by the Company in complying with subsection 1.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, Selling Expenses and fees and disbursements of legal counsel for the Purchaser).

                  (g) The term "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.


            1.2 Demand Registration Rights. For a period commencing on the 90-day anniversary hereof, the Purchaser may, at any time and subject to the terms hereof, request the Company in writing (each, a "Demand") to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities owned by the Purchaser (a "Demand Registration"). The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered.

     At least five (5) business days prior to any Demand, such Purchaser shall send a written notice to the other Purchasers and such notice shall specify the aggregate number of shares of Registrable Securities intended to be so registered by the such Purchaser. The other Purchasers shall have the right, but not the obligation, to join the Demand by giving a written notice (the "Participation Notice") to the Purchaser making the Demand within five (5) business days following receipt of such notice indicating its intention to join the Demand and the number of shares of Registrable Securities to be so registered. Upon receipt of the Participation Notice from the other Purchaser(s), the Purchaser making the Demand shall promptly send a Demand that reflects the numbers of shares of Registrable Securities requested to be registered by all such Purchasers.

     Upon receipt of any Demand, the Company shall use its best efforts to file a Registration Statement for the Registrable Securities identified in such Demand as soon as practicable (but not later than 90 days after the date of such Demand) and to cause such Registration Statement to become effective as soon as practicable thereafter. Purchaser, and those other purchasers of Notes and Warrants of the Company pursuant to that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") between the Company, collectively as a group, may not effect more than one Demand Registration in every six (6) month period.

            1.3   Company Registration.

                  (a) Registration. If (but without any obligation to do so) the Company shall determine to register any of its Common Stock for its own account or for the account of other stockholders under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to employee stock option or purchase plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any other form or any successor to such form, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

                        (i) at least thirty (30) days prior to the filing of such registration statement give to the Purchaser written notice thereof; and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance with applicable laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request, made within ten (10) days after receipt of such written notice from the Company, by the Purchaser, except as set forth in subsection 1.2(b) below.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of the Purchaser to registration pursuant to subsection 1.3 shall be conditioned upon the Purchaser's acceptance of the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), participation in such underwriting and the inclusion of the Purchaser's Registrable Securities in the underwriting to the extent provided herein. The Purchaser shall (together with the Company and the other Purchasers distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit in its sole discretion the amount of securities to be included in the registration and underwriting by the Company's stockholders (which amount of securities shall be apportioned pro rata between the Purchasers (in the aggregate as a group) and other Purchasers with pari passu registration rights distributing their securities through such underwriting according to the total amount of securities entitled to be included therein owned by each); provided, however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b) shall not be reduced to less than fifty percent (50%) of the securities included in such registration by all Purchasers distributing their securities through such underwriting without the prior consent of the Purchaser. In the event of a cutback by the underwriters of the number of Registrable Securities to be included in the registration and underwriting, the Company shall so advise the Purchaser. If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            1.4 Expenses of Registration; Selling Expenses. All Registration Expenses incurred in connection with any registration pursuant to this
Section 1 shall be borne by the Company except that the Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2, the request for which has been subsequently withdrawn by the Purchaser. All selling expenses, consisting of commissions and underwriter discounts, shall be borne exclusively by the Purchasers.

            1.5   Registration  Procedures.   In the case of each registration,
qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep the Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided herein, at its expense the Company will:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Purchaser, keep such registration statement effective for up to ninety (90) days or, if a shorter period, until securities included in the registration statement are sold; provided, however, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Purchaser such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify the Purchaser covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its reasonable efforts to furnish, at the request of the Purchaser requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Purchaser requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Purchaser requesting registration of Registrable Securities, provided, however, that in the case of the Purchaser, the Purchaser, shall, as a condition precedent to receiving such letter, furnish the Company's independent certified public accountants with such information as such independent certified public accountants may reasonably request in order to render the letter to the selling Purchaser, including without limitation an opinion of counsel to the selling Purchaser reasonably acceptable to such independent certified public accountants to the effect that such selling Purchaser has a due diligence defense under Section 11 of the Securities Act.

            1.6 The Purchaser shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.7   Indemnification.

                  (a) The Company will indemnify and defend the Purchaser and each of its officers, directors and partners, and each person controlling the Purchaser, with respect to which a registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to the Purchaser, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Purchaser, each of its officers, directors and partners, and each person controlling the Purchaser, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, expense, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Purchaser or underwriter specifically for use therein; and provided further, that the agreement of the Company to indemnify any underwriter and any person who controls such underwriter contained herein with respect to any such preliminary prospectus shall not inure to the benefit of an underwriter, from whom the person asserting any such claim, loss, damage, liability or action purchased the stock which is the subject thereof, if at or prior to the written confirmation of the sale of such stock, a copy of the prospectus (or the prospectus as amended or supplemented) was not sent to and delivered to such person, excluding the documents incorporated therein by reference, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented).

                  (b) The Purchaser will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and defend the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act and each person who controls such underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, offering circular, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld).

                  (c) Each party entitled to indemnification under this subsection 1.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting there from; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party to defend such action; and provided further, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to a conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification hereunder if such Indemnified Party consents to entry of any judgment or enters into any settlement without the consent of the Indemnifying Party. Any Indemnified Party shall cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, liabilities or expenses referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and the Purchaser under this Section 1.7 shall survive completion of any offering of Registrable
Securities in a registration statement and the termination of this Rights Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (f) The indemnification provided for in this Section 1.7 shall be superseded by indemnification provided for in an underwriting agreement entered into by the Company and an underwriter of Registrable Securities with respect to which a registration has been effected pursuant to this Rights Agreement.

            1.8 Information by Purchaser. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that the Purchaser shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution proposed by the Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

            1.9 Rule 144 Reporting. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after the date of this Rights Agreement to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) so long as the Purchaser owns any Registrable Securities, furnish to the Purchaser forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly reports of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.


            1.10 Transfer of Registration Rights. The Purchaser's rights to cause the Company to register its securities and keep information available, granted to it by the Company under subsections 1.2 and 1.3 may only be assigned (but only with all related obligations) to a transferee or assignee which is a recipient of the sale of all or substantially all of the Purchaser's assets or to a successor corporation of a merger in which the Purchaser is not the surviving corporation; provided, however, that the Company is given written notice by the Purchaser at the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Upon such permitted transfer or assignment, any reference to "Purchaser" herein shall refer to such transferee or assignee. The Company may prohibit the transfer of any of the Purchaser's rights under this subsection 1.10 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.

            1.11 Subsequent Grant of Registration Rights. The Company shall not grant rights to have securities other than the Registrable Securities registered under the Securities Act that are superior to the registration rights granted herein without the written consent of the Purchaser.

            1.12 Termination of Registration Rights. The obligations of the Company pursuant to Section 1 hereof shall terminate at the earlier of (i) the date ten years from the effective date of this Rights Agreement or (ii) at such time as the Purchaser is able to sell all Registrable Securities held by the Purchaser pursuant to Rule 144(k) promulgated under the Securities Act or (iii) once all Registrable Securities are registered.


      2.    General.

            2.1   Governing  Law.   This  Rights Agreement shall be governed in
all respects by the laws of the State of Nevada without regard to conflict of law provisions.

            2.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            2.3   Entire Rights Agreement.  This Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Rights Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

            2.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile, overnight courier service or mailed by certified mail, postage prepaid, return receipt requested, addressed or sent (i) if to the Purchaser, at __________________________________________________________________, or at such other address or number as the Purchaser shall have furnished to the Company in writing, or (ii) if to the Company, at 2580 Anthem Village Rd., Henderson, NV 89052, facsimile (702) 920-8049, or at such other address or number as the Company shall have furnished to the Purchaser in writing, and shall be effective (i) upon delivery if sent by facsimile (with a confirming receipt);
(ii) one day after delivery to an overnight courier service; or (iii) five (5) business days after deposit with the United States Post Office if mailed postage prepaid by regular mail or airmail.

            2.5 Severability. In case any provision of this Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Rights Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

            2.6   Titles  and  Subtitles.   The  titles  of  the  sections  and
subsections of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

                        2.7Amendments  and  Waivers.  Any term of  this  Rights
Agreement  may  be  amended  and the observance of  any  term  of  this  Rights
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.


                  2.8 Counterparts. This Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereby have executed this Purchaser Rights Agreement on the date first above written.


			      Strategic Gaming Investments, Inc.


                              By:_______________________________________
			      Name:   Lawrence S. Schroeder
                              Title:  CEO and President



                              VC Partners LLC


                              By:_______________________________________

                              Name:_______________________________________

                              Title:_______________________________________

EXHIBIT F - FORM OF SECURITY AGREEMENT


SECURITY AGREEMENT


THIS SECURITY AGREEMENT (the "Security Agreement"), dated as of ________________________ is from Strategic Gaming Investments, Inc., a Delaware corporation located at 2580 Anthem Village Rd., Henderson, NV 89052 (the "Debtor"), to ________________________________ (the "Secured Party").

In consideration of loans made by the Secured Party to the Debtor, the Debtor hereby grants to the Secured Party a continuing security interest in the Collateral to secure payment and performance of all of the Obligations of the Debtor to the Secured Party.

      Section 1. Definitions. Definitions in the Code apply to words and phrases in this Security Agreement and, if Code definitions conflict, definitions in Revised Article 9 of the Code shall apply. In addition to terms defined in the Code or elsewhere in this Security Agreement, the following terms have the meanings indicated below, which meanings shall be equally applicable to both the singular and the plural forms of such terms:

      "Code" means the Uniform Commercial Code as, in effect from time to time in the Commercial Code of the State of Nevada:

      "Collateral" means all presently existing or hereafter arising:

      All assets and contract rights of the Debtor, tangible and intangible and any proceeds thereof.

      "Obligations" shall include:

            (a) Notes issued pursuant to (i) that certain Note and Warrant Purchase Agreement of even date herewith between the parties, and (ii) that certain Secured Convertible Promissory Note of even date herewith between the parties, together with any and all renewals, modifications, amendments and replacements thereof, together with any and all other obligations and liabilities of the Debtor to the Secured Party now or hereafter existing, incurred or created. The foregoing are collectively hereinafter referred to as "Notes";

            (b) All costs incurred by the Secured Party to obtain, preserve and enforce this Security Agreement and the security interest created hereunder, collect the Obligations and to maintain and preserve the Collateral, including, without limitation, taxes, assessments, insurance premiums, repairs, reasonable attorneys' fees and legal expenses, rent storage costs and expenses of sale; and

            (c) Interest on the above amounts equal to the default rate specified in the Notes.

      Section 2. List of Collateral. Contemporaneous with the execution hereof, the Debtor has furnished to the Secured Party a listing of the Collateral presently owned by it; provided, however, the Secured Party shall have a security interest in any and all Collateral whether or not such Collateral is described generally or specifically on such list. The Debtor warrants and agrees that it is the owner of the Collateral free and clear of all liens and security interests.

      Section 3. No Other Security Interests. Other than security interests granted to the other holders of Obligations (if any, the "Other Holders"), pursuant to security agreement that are substantially similar to this Security Agreement (the "Other Security Agreements"), so long as any Obligation to the Secured Party is outstanding, the Debtor will not without the prior written consent of the Secured Party grant to any third party a security interest in any of the Collateral or permit any lien or encumbrance to attach to any part of the Collateral (except for taxes not yet due and payable) or suffer or permit any levy to be made on any part of the Collateral or permit any financing statement except that of Secured Party to be on file with respect thereto. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so or permit anything to be done to impair the value of the Collateral or the security interest.

      Section 4. Representations, Warranties and Covenants Regarding the Collateral. The Debtor represents, warrants and covenants that:

            4.1 The Debtor warrants that, except as related to the Other Security Agreements, no financing statement covering any Collateral or any proceeds thereof is on file in any public office. The Debtor authorizes the Secured Party to file financing statements with respect to the Collateral signed only by the Secured Party. The Debtor will join with the Secured Party in executing financing statements, notices, affidavits or similar instruments in forms satisfactory to the Secured Party and such other documents as the Secured Party may from time to time request, and will pay the cost of filing the same in any public office deemed advisable by the Secured Party. The Debtor will do such other acts and things, all as the Secured Party may request, to, maintain a valid perfected security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment of the Obligations secured hereby. The Secured Party is hereby appointed the Debtor's attorney-in-fact to do all acts and things that the Secured Party may deem necessary to perfect and to continue the perfection of the security interest created hereby and to protect the Collateral.

            4.2 The Debtor will not use the Collateral or permit the same to he used in violation of any statute or ordinance. The Secured Party may examine and inspect the Collateral at any time, wherever located. The Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Security Agreement or other writing evidencing the Obligations, or any of them.

      Section 5. Events of Default.    If any one of the following  "Events  of
Default" shall occur and shall not have been remedied within ten days of notice of such Event of Default:

            (a)    Any "Event of Default" under the Notes; or

            (b) Any default by the Debtor with respect to the payment of any of the Obligations; or

            (c) Any representation or warranty made by the Debtor herein shall prove to have been incorrect in any material respect; or

            (d)    The  Debtor  shall  default  in  the  performance   of   any
		   agreement, covenant or obligation contained herein.

Then, the Secured Party may in addition to any other rights and remedies that it may have, immediately and without demand exercise any and all of the rights and remedies granted to a secured party upon default under the Code, and upon request or demand of the Secured Party together with the Other Holders (such demand shall be effective upon receiving a written demand signed by the holders of at least 51% of the face amount of the outstanding Obligations), the Debtor shall at its expense assemble all or any part of the Collateral and make it available to the Secured Party and Other Holders at a convenient place designated by the Secured Party. The Secured Party and Other Holders and their agents are authorized to enter into or onto any premises where the Collateral may be located for the purpose of taking possession of such Collateral.
Secured Party and Other Holders shall have the absolute right to retain ownership of the Collateral in partial satisfaction of any Obligation. Any notice of sale, disposition or other intended action by the Secured Party and Other Holders, sent to the Debtor at the address specified at the beginning of this Security Agreement or at such other address of the Debtor as may from time to time be shown on the Secured Party's and Other Holders records, at least ten
(10) days prior to such action, shall constitute reasonable notice to the Debtor. Any proceeds of any disposition of any of the Collateral may be applied by the Secured Party and Other Holders toward payment of such of the Obligations and in such order of application as the Secured Party and Other Holders may from time to time elect (such election shall be effective upon receiving a written election signed by the holders of at least 51% of the face amount of the outstanding Obligations).

It is the Debtor's and Secured Party's purpose pursuant to this agreement to create a first priority security interest in the Collateral, which interest is to be enjoyed equally among all the holders of the Obligations. To the extent that the Collateral is insufficient to satisfy the claims of the Secured Party and the Other Holders, then each such party shall share in the proceeds of the collateral pari passu.

      Section 6. Miscellaneous.

            6.1 No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this Security Agreement. The provisions of this Security Agreement are cumulative and in addition to the provisions of any liability of the Debtor under any note, any guaranty or any other writing, and the Secured Party shall have all the benefits, rights and remedies of a secured party under this Security Agreement and any other document.

            6.2 All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and all Obligations of the Debtor shall bind the successors and assigns of the Debtor. Secured Party shall have the right to assign its rights under this Agreement to a related party or an affiliate.

            6.3 This Security Agreement has been delivered in the State of Nevada and shall be construed in accordance with the laws of Nevada.

            6.4 The Debtor shall pay on demand all expense and expenditures of the Secured Party, including reasonable attorneys' fees and legal expenses, incurred or paid by the Secured Party in protecting, enforcing or exercising its security interest, rights or remedies created by, connected with or provided in this Security Agreement or performance pursuant to this Security Agreement.

            6.5 At its option, the Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral. The Debtor agrees to reimburse the Secured Party on demand for any payment made, or any expense incurred, by the Secured Party, pursuant to the foregoing authorization. Except as otherwise expressly provided in this Security Agreement, until default the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

            6.6 If any of the provisions of this Security Agreement shall contravene or be invalid under the laws of' any jurisdiction, the Security Agreement shall be construed as if not containing such provision and the remainder of this Security Agreement shall be construed and enforced accordingly.

             6.7 The Secured Party's rights pursuant to the Notes and this Security Agreement are cumulative. Without limiting the generality of the foregoing, the Secured Party may enforce any of its rights hereunder in all or part of the Collateral or in any other security in the order selected by Secured Party.

      IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be executed as of the date hereinabove first written.

DEBTOR:

Strategic Gaming Investments, Inc.

By:_________________________________
   Lawrence S. Schroeder
   Chief Executive Officer


"Secured Party"

By:______________________________________

Name:____________________________________

Title:___________________________________